           Consent of Independent Registered Public Accounting Firm

The Board of Directors Genworth Life Insurance Company of New York
  and
Contract Owners
Genworth Life of New York VA Separate Account 1

We consent to the use of our report dated April 11, 2008 with respect to the Genworth Life Insurance Company of New York and subsidiaries' consolidated financial statements, and the use of our report dated April 23, 2008 with respect to Genworth Life of New York VA Separate Account 1, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

/s/ KPMG LLP

Richmond, Virginia

April 29, 2008